UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 15, 2017

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level, 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-281-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2017 Incentive Plan

On March 15, 2017, the Federal Home Loan Bank of Des Moines (the “Bank”) received a non-objection letter from the Federal Housing Finance Agency (“FHFA”) concerning the Bank's 2017 Incentive Plan (“2017 Plan”). The 2017 Plan had previously been approved by the Bank's Board of Directors (“Board”), subject to receipt of the FHFA's non-objection. The 2017 Plan is effective retroactively to January 1, 2017. Most full-time and part-time employees, including the Bank’s named executive officers as identified in the Bank's Form 10-K filed with the SEC on March 21, 2017 (the "Named Executive Officers"), are eligible to participate in the 2017 Plan.

Notwithstanding the formulaic method for determining awards under the 2017 Plan, actual payouts under the 2017 Plan are subject to the review and approval of the Human Resources and Compensation Committee (“Compensation Committee”) of the Board, and the review and non-objection of the FHFA. The Compensation Committee may amend the goals and/or related award opportunities at any time in 2017, subject to the review and non-objection of the FHFA. The goals and/or related award opportunities under the 2017 Plan may also be amended based on any recommendations received from the FHFA. The 2017 Plan is summarized below.

Under the 2017 Plan, incentive award opportunities for Bank-wide performance goals (“Bank-wide Goals”) and individual/team performance goals (“Individual Goals”) are based upon established “threshold,” “target” and “maximum” award levels. Eligible employees are assigned an incentive compensation award opportunity expressed as a percentage of the employee's base salary in 2017. The Bank-wide Goals are based on certain measures of success as set forth in the Bank’s 2017-2019 Strategic Business Plan, and are as follows:

•	Member Focus (30% total weight) with two measures: Core Product Utilization ratio (15% weight) and Advance Penetration ratio (15% weight).

•	Operational Excellence (25% total weight) measured by Operational Risk Management.

•
Financial Management (45% total weight) with three measures: Financial Management (10% weight), the Spread between Adjusted Return on Capital Stock and Average 3-month LIBOR (20% weight) and Market Value of Capital Stock (MVCS) (15% weight).

In addition, for the Bank’s Named Executive Officers and certain other officers, the Bank-wide Goals include a measure of success relating to management’s commitment to and support of the Bank’s Diversity and Inclusion initiatives. This measure has a 10% weight that results from 5% reductions in each of the “Spread between Adjusted Return on Capital Stock and Average 3-month LIBOR” and “MVCS” measures described above.

Individual Goals under the 2017 Plan are generally tied to action plans as set forth in the Bank's Strategic Business Plan, as well as to individual responsibilities of Bank employees.

For the Bank's Named Executive Officers, the overall incentive award opportunity under the 2017 Plan is weighted 100% on overall Bank-wide Goals. With respect to the Bank's President and Chief Executive Officer, the 2017 Plan incentive award opportunity is between 50% (threshold) and 100% (maximum) of base salary, with a target of 85%. For the Bank's executive vice presidents, the 2017 Plan incentive award opportunity is between 40% (threshold) and 80% (maximum) of base salary, with a target of 60% and for the Bank's senior vice presidents, the 2017 Plan incentive award opportunity is between 20% (threshold) and 60% (maximum) of base salary, with a target of 40%.

For the Bank's Named Executive Officers and certain other officers, the 2017 Plan requires a percentage of the incentive award to be deferred for three years following the end of the performance plan period (to be paid out in 2021). For the Named Executive Officers, 50% of those incentive awards will be deferred. However, the payout opportunity for deferred payouts will be subject to an economic value of capital stock (EVCS) modifier, as follows:

•	If the average quarterly EVCS for 2020 is less than $90 per share, there will be no deferred award payout.

•	If the average quarterly EVCS for 2020 is $90 per share, the deferred award payout will be equal to 90% of the potential award.

•	For every dollar that the average quarterly EVCS for 2020 exceeds $90 per share, one percentage point will be added to the multiplier of 90% up to a maximum multiplier of 110%.

The above description of the 2017 Plan is qualified in its entirety by reference to the complete text of the 2017 Plan, which is included as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number 10.1        Federal Home Loan Bank of Des Moines 2017 Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

March 21, 2017	By:	/s/ Michael L. Wilson

Name: Michael L. Wilson
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	2017 Incentive Plan